Hilton Announces Planned Transfer of Stock Listing to Nasdaq
Move highlights Hilton’s evolution as an industry leader defined by fast-paced growth, innovation and long-term value creation
Ticker to remain “HLT”
McLEAN, Va., Oct. 20, 2026 — Hilton (NYSE: HLT) today announced plans to transfer the listing of its common stock from the New York Stock Exchange to Nasdaq, marking the latest milestone in the company’s evolution as an innovative, fast-growing, capital-efficient hospitality leader.
Hilton expects its common stock to begin trading on Nasdaq under its existing ticker symbol, HLT, at market open on Nov. 5, 2026. Hilton shares will continue to trade on the New York Stock Exchange until market close on Nov. 4, 2026, and no action is required by shareholders in connection with the transfer.
“Fueled by our asset-light business model, best-in-class brands, award-winning culture and leading commercial and technology platforms, Hilton continues to define what’s next in travel,” said Chris Nassetta, president and chief executive officer, Hilton. “We have built brands and technologies guests love, owners prefer and a business that continues to create long-term value for all our stakeholders while staying true to our purpose as a business of people serving people. Nasdaq is closely aligned with our growth ambitions, and we look forward to joining a marketplace that is highly respected as the home of many of the world’s most innovative companies.”
Since returning to the public markets in 2013, Hilton has transformed from a portfolio of 10 brands and approximately 4,100 hotels in 90 countries and territories into a global hospitality leader with 28 brands and more than 9,400 properties across 144 countries and territories. The company has also expanded its luxury and lifestyle portfolio from approximately 50 to 1,200 hotels, earned recognition as the World’s Best Workplace by Fortune and Great Place to Work, and grown Hilton Honors to more than 260 million members globally.
Through new product offerings like AI-powered trip planning to connect the journey from search to stay, as well as a fully modernized technology platform that allows rapid scaling of new guest-facing tools like personalized digital messaging, Hilton is driving efficiency and profitability for owners while delivering guest customization at scale.
The company also recently announced the appointment of a new chief technology officer, further strengthening its commitment to lead the industry in innovation.
"Hilton is one of the world's most recognized and respected hospitality brands, with a long history of delivering exceptional experiences for travelers around the globe," said Adena Friedman, chair and chief executive officer of Nasdaq. "We are proud to welcome Hilton to Nasdaq and look forward to supporting the company as it builds on its legacy and enters a new chapter."

Hilton has a long and proud history with the New York Stock Exchange, becoming the first hotel company to be listed on the exchange in 1946 and returning in 2013 after being privately held by Blackstone Inc.
“We are deeply grateful to the New York Stock Exchange for its longstanding partnership and the important role it has played in our public-company journey,” added Nassetta.
The transfer does not alter Hilton’s business strategy, capital allocation priorities or commitment to guests, owners, team members and shareholders.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with geopolitical conflicts, including Iran; uncertainty resulting from U.S. and global political trends, tariffs and other policies, including potential barriers to travel, trade and immigration and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Hilton
Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 28 world-class brands comprising more than 9,400 properties and nearly 1.4 million rooms, in 144 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 4 billion guests in its more than 100-year history. Named as the No. 1 World’s Best Workplace by Great Place to Work and Fortune, Hilton aims to create the best culture for its 500,000 team members around the world. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital

Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 260 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/@hilton.